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EXHIBIT 99.2

ACACIA
RESEARCH
CORPORATION


                                                CONTACTS: Rob Stewart
                                                          Investor Relations
FOR RELEASE                                               Tel (949) 480-8300
-----------                                               Fax (949) 480-8301
January 31, 2005                                          Email:rs@acaciares.com


                               ACACIA TECHNOLOGIES
                            NAMES EXECUTIVE OFFICERS

           Newport Beach, CA. - (BUSINESS WIRE) January 31, 2005 - Acacia Research Corporation (Nasdaq: ACTG: CBMX) announced today that it's Acacia Technologies group has promoted Robert Berman to Chief Operating Officer, and that Dooyong Lee, formerly Chief Operating Officer of Global Patent Holdings, has joined the company as Executive Vice President, Business Development.

           "Robert Berman's promotion reflects his outstanding contributions to Acacia and the new position anticipates the growth in our business resulting from the acquisition of the rights to 27 new patent portfolios from Global Patent Holdings," said Paul Ryan, Chairman & CEO of Acacia.

           Mr. Berman, who has managed Acacia's patent acquisition, licensing and enforcement efforts over the past 4 years, joined Acacia in 2000, was named Senior Vice President, Business Development and General Counsel in 2001, and was named Executive Vice President in 2003. Prior to joining Acacia, Mr. Berman had extensive licensing and business development experience with media technology companies and held the position of Director of New Business Development at National Media Corporation from 1997 to 1998 and at QVC from 1993 - 1997. He practiced law at the Philadelphia law firm of Blank, Rome, Comisky and McCauley from 1989 to 1993. Mr. Berman received a B.S. from the University of Pennsylvania's Wharton School, and a J.D. from Northwestern Law School.

           "Dooyong Lee has over 20 years of experience in patent licensing and technology management with a long track record of success. Since joining Global as their COO in May 2003, he has been responsible for business development and has achieved exceptional results acquiring the rights to 20 new patent portfolios consisting of 81 patents, all of which are included in the acquisition from Global. His extensive experience in both patent licensing and business development will be instrumental in the continued growth of our company," concluded Mr. Ryan.

           Prior to Global, Mr. Lee was President of LPS Group, a patent licensing company he founded in early 2001 as a division of Information Holdings Inc. (now part of The Thomson Corporation, NYSE: TOC), that achieved profitability in less than two years. Prior to LPS Group, he co-founded FRI, an intellectual property consulting firm under the sponsorship of Fish & Richardson PC, and helped major corporations worldwide establish and manage patent licensing organizations and also negotiated patent licenses for corporate and individual clients. Prior to FRI, he was a licensing executive at AT&T Bell Laboratories/Lucent Technologies, where he was responsible for developing new business as well as licensing long distance carriers and voicemail vendors, and spearheaded major process re-engineering efforts for the 260-person intellectual property organization. Mr. Lee received a B.A. from Oberlin College and an M.S. from the University of California at Berkeley. He holds six U.S. patents and is the inventor of the popular telemarketing feature that provides expected waiting time announcements to incoming callers.



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ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 29 patent portfolios, which include 126 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries. Acacia's Digital Media Transmission (DMT(R)) technology relates to transmission and receiving systems commonly known as video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

INFORMATION ABOUT THE ACACIA TECHNOLOGIES GROUP AND THE COMBIMATRIX GROUP IS AVAILABLE AT WWW.ACACIARESEARCH.COM.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.